EXHIBIT 10.11

         STOCKHOLDERS AGREEMENT (this "Agreement") made and entered into effective as of September 17, 2003 by and among Araios, Inc., a Delaware corporation (the "Corporation"), and the Stockholders (as hereinafter defined), with reference to the following facts:

         A. Each Stockholder owns or has the right to acquire that number of shares of Stock (as herein defined) set forth opposite such Stockholder's name on Schedule 1 hereto.

         B. It is deemed to be in the best interests of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation and, to this end, the Corporation and the Stockholders hereby set forth their agreement with respect to the Stock owned by the Stockholders.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. Definitions. As used herein, the following terms shall have the meanings indicated:

         (a) "AAA" has the meaning set forth in Section 21(a).

         (b) "Affiliate" means, with respect to any Stockholder, any Person that directly or indirectly controls, is controlled by or is under common control with such Stockholder. For purposes of the definition, "control" of a Person means the power to direct or cause the direction of the management and policies of such Person, whether directly or indirectly, through ownership of voting securities, by contract or otherwise.

         (c) "Board" shall mean the Board of Directors of the Corporation.

         (d) "Call Option" has the meaning set forth in Section 4(a).

         (e) "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as in effect on the date hereof.

         (f) "Common Stock" shall mean the common stock, $0.01 par value per share, of the Corporation.

         (g) "Control" or "Controlled" shall have the meaning ascribed to such term under Section 368(c) of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations.

         (h) "CytRx" means CytRx Corporation, a Delaware corporation, its successors and assigns, and any Affiliate thereof to which Stock shall be transferred as permitted in this Agreement.

         (i) "CytRx Common Stock" means the common stock, $0.001 par value per share, of CytRx.


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         (j) "Czech" means Dr. Michael P. Czech.

         (k) "Field" means the treatment, prevention and diagnosis of type 2 diabetes and/or obesity.

         (l) "Non-Affiliated Person" means any Person that is not an Affiliate of the Corporation, any Stockholder or any member of the Group of any Stockholder.

         (m) "Person" means any individual, partnership, corporation, group, trust, joint venture or other legal entity.

         (n) "Preferred Stock" means (i) the Series A Preferred Stock, $0.01 par value per share, of the Corporation, and (ii) any other class or series of the capital stock of the Corporation that is entitled to at least a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         (o) "Purchase Agreement" means the Preferred Stock Purchase Agreement, of even date herewith, between the Corporation and CytRx.

         (p) "Put Option" has the meaning set forth in Section 4(b).

         (q) "Qualified Merger" means a merger or consolidation of the Corporation into or with any Non-Affiliated Person in which merger or consolidation the holders of capital stock of the Corporation receive less than a majority of the voting power of the resulting or surviving corporation; provided, however, that in the event that the holders of capital stock of the Corporation are to receive voting common stock in any such transaction, such voting common stock must be (A) validly registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto, (B) traded on a national securities exchange or included on the automated quotation system of the National Association of Securities Dealers, Inc., and (C) immediately upon issuance to the Stockholders in connection with such transaction, freely tradeable without any restriction under the Exchange Act or the Securities Act or any of the rules and regulations promulgated pursuant to such Acts (including, without limitation, Rule 144 promulgated under the Securities Act or any successor provision thereto), other than pursuant to Rule 145 promulgated under the Securities Act or any successor provision thereto.

         (r) "Qualified Non-Affiliated Transaction" means any bona fide (i) Qualified Merger, (ii) Qualified Sale of Assets or (iii) Qualified Stock Transaction.

         (s) "Qualified Public Offering" means the consummation of a bona fide underwritten public offering of Common Stock of the Corporation at an aggregate public offering price of not less than $10,000,000.

         (t) "Qualified Sale of Assets" means the sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Corporation as an entirety to any Non- Affiliated Person, in which transaction the Corporation would (i) receive solely cash in consideration for such assets,
(ii) dissolve and wind up following the  consummation of such  transaction,  and
(iii) distribute the cash proceeds thereof to its stockholders.

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         (u) "Qualified Shares" means (i) with respect to Czech,  650,000 shares of CytRx Common Stock (appropriately adjusted for any stock split, stock dividend, reverse stock split, reclassification and the like occurring after the date hereof), of which 300,000 shares (the "Vested Qualified Shares") shall be immediately vested upon issuance thereof, and 350,000 shares (the "Restricted Qualified Shares") shall be subject to the vesting and forfeiture provisions, all as set forth in the Restricted Stock Agreement, and (ii) with respect to all other stockholders of the Corporation (other than CytRx and its Affiliates),
shares  of  CytRx  Common  Stock   commensurate  with  each  such  stockholder's
stockholdings in the Corporation.

         (v) "Qualified Stock  Transaction"  means the Sale of all, but not less
than  all,  of  the  outstanding   capital  stock  of  the  Corporation  to  any
Non-Affiliated Person solely in exchange for cash.

         (w) "Qualified CytRx Transaction" means any acquisition of all of the capital stock, or all or substantially all of the assets, of the Corporation by CytRx or any Affiliate Controlled by CytRx in a transaction (i) in which Czech and all other stockholders of the Corporation (other than CytRx and its Affiliates) receive Qualified Shares only and (ii) which is structured so as to qualify as a tax-free reorganization for federal income tax purposes unless it is not possible to do so due to a subsequent change in the tax laws or other regulatory requirements.

         (x) "Restricted Period" means the period commencing on the date of this Agreement and ending on March 12, 2006.

         (y) "Restricted Stock Agreement" means a restricted stock agreement, in substantially the form attached as Exhibit A, to be entered into between CytRx and Czech in connection with the exercise of the Call Option or the Put Option or a Qualified CytRx Transaction.

         (z) "SAB" means the Scientific Advisory Board of the Corporation or of CytRx, as the context requires.

         (aa) "Sell" (or "Sale"), as to any Stock, means to sell, or in any other way directly or indirectly to transfer, assign, pledge, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily and with or without consideration, including, but not limited to, any event pursuant to which an Affiliate which holds Stock ceases to be an Affiliate.

         (bb) "Series A Preferred Stock" has the meaning set forth in the recitals to this Agreement.

         (cc) "Stockholders" means Czech and CytRx, and shall include any other Person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

         (dd) "Stock" means (i) the outstanding shares of Common Stock and Preferred Stock and any other issued and outstanding shares of capital stock of the Corporation, and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be equivalent to that


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

number of outstanding shares of Common Stock or other capital stock of the Corporation for which they are convertible or exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and
(iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

         (ee) "Termination Date" means the earliest to occur of the date of consummation of (i) a Qualified Non-Affiliated Transaction or (ii) a Qualified Public Offering.

         (ff) "UMass" means the University of Massachusetts.

SECTION 2. Election of Directors; Voting.

         (a) During the term of this Agreement, each Stockholder shall vote all of his or its Stock and shall take all other necessary or desirable actions within his or its control (whether in such Stockholder's capacity as a stockholder of the Corporation or otherwise, and including, without limitation, attending meetings in person or by proxy for purposes of obtaining a quorum and executing written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

                  (i) the authorized number of directors on the Board shall consist of five directors;

                  (ii) the following individuals shall be elected to the Board and each committee of the Board:

                           (A) three individuals designated by CytRx;

                           (B) the Chief  Executive  Officer (or  President,  if
                  there is no Chief Executive Officer) of the Company; and

                           (C) one individual who shall be designated and approved by a majority of the executive officers of the Corporation in a writing delivered to the Board and the Stockholders.

                  (iii) In the event that a party elects not to designate as a director one or more individuals which such party is entitled to designate in accordance with Section 2(a)(ii), the Stockholders agree not to fill such vacancy, or suffer such vacancy to be filled, other than with an individual designated by such party as provided in Section 2(a)(ii).

                  (iv) The designation of an individual pursuant to Section 2(a)(ii) at any time shall be effective only upon written notice thereof to the Corporation by the party or parties making such designation. Such written notice shall be recorded as soon as reasonably practical in the minutes of the Corporation and may be relied upon by the Corporation as conclusive until such time as the Corporation is in receipt of a subsequent written notice making a new designation.


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

SECTION 3. Limitations on Sales of Stock.

         (a) Czech agrees that, during the Restricted Period, he shall not Sell any Stock except:

                  (i) pursuant to the exercise of the Call Option or the Put Option in accordance with Section 4 hereof; or

                  (ii) pursuant to a Qualified Non-Affiliated Transaction;

                  (iii) as part of a Qualified Public Offering;

                  (iv) pursuant to a Qualified CytRx Transaction; or

                  (v) to a member of Czech's immediate family, or a trust, partnership or limited liability company for the benefit of Czech or for the benefit of a member of his immediate family, provided, in each case, that such transferee agrees in writing in connection with and as a condition to such Sale to be bound by all of the provisions of this Agreement.

         (b) CytRx agrees that, during the Restricted Period, it shall not Sell any Stock except:

                  (i) pursuant to a Qualified Non-Affiliated Transaction; or

                  (ii) as part of a Qualified Public Offering; or

                  (iii) to an Affiliate Controlled by CytRx, provided that such Affiliate agrees in writing in connection with and as a condition to such Sale to remain an Affiliate Controlled by CytRx throughout the Restricted Period and to be bound by all of the provisions of this Agreement.

SECTION 4. Call and Put Options.

         (a) Czech hereby agrees that at any time during the period commencing March 12, 2005 and ending September 12, 2005, CytRx shall have the right and option (the "Call Option") to purchase all (but not less than all) of Czech's Stock in exchange for the issuance to Czech of Qualified Shares in a Qualified CytRx Transaction. The Call Option may be exercised by CytRx by notice ("Notice of Call Exercise") given to Czech as provided in this Agreement.

         (b) CytRx hereby agrees that, unless the Call Option shall previously have been exercised, at any time during the period commencing September 13, 2005 and ending March 12, 2006, Czech shall have the right and option (the "Put Option") to cause CytRx to purchase all (but not less than all) of Czech's Stock in exchange for the issuance to Czech of the Qualified Shares in a Qualified CytRx Transaction. The Put Option may be exercised by Czech by notice (the "Put Exercise Notice") given to CytRx as provided in this Agreement.

         (c) The closing of the sale and purchase of Czech's Stock pursuant to the exercise of the Call Option or the Put Option shall be held as soon as practicable following the Notice of Call Exercise or Notice of Put Exercise, as the case may be, but in no event more than 30 days following such Notice. At the

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

closing, Czech shall sell and exchange, and CytRx or any Affiliate of CytRx shall acquire, all of Czech's Stock, free and clear of any lien, claim, encumbrance or restriction, other than those imposed by this Agreement. In the event that any of Czech's Stock is subject to any lien or encumbrance at the closing other than those imposed by this Agreement (whether or not in breach of this Agreement), the number of Vested Qualified Shares and Restricted Qualified Shares to be issued to Czech shall be reduced ratably by the number of Qualified Shares having a market value equal to the sum of (i) the amount of the lien or encumbrance and by (ii) the reasonable costs and expenses incurred by CytRx in connection with removing or satisfying such lien or encumbrance. At the closing:

                  (i) Czech shall (1) deliver to CytRx or its Affiliate, as the case may be, one or more stock certificates or other instruments, duly endorsed or accompanied by stock powers duly endorsed in blank, evidencing all of Czech's Stock and (2) shall execute and deliver to CytRx the Restricted Stock Agreement; and

                  (ii) CytRx or its Affiliate, as the case may be, shall (1) issue, or cause to be issued, in Czech's name one or more stock certificates evidencing the Qualified Shares, (2) deliver, or cause to be delivered one or more stock certificates evidencing the Vested Qualified Shares and (3) deliver, or cause to be delivered, to Czech the Restricted Stock Agreement as executed by CytRx.

         (d) Notwithstanding any provision of this Agreement, neither the Corporation nor CytRx or its Affiliates shall have any liability or obligation to Czech, including without limitation any liability for taxes payable by Czech, in the event that the exchange and acquisition of Czech's Stock pursuant to the exercise of the Call Option or the Put Option, or any Qualified CytRx Transaction, cannot be accomplished as a tax-free transaction to Czech for federal income tax purposes due to a subsequent change in the tax laws or other regulatory requirements or a final determination by the IRS, and the sale and exchange of Czech's Stock pursuant to the exercise of the Call Option or the Put Option, or pursuant to a Qualified CytRx Transaction, shall not be conditioned upon such tax treatment.

SECTION 5. Certain Covenants and Representations of Czech. As a material inducement to the Corporation and CytRx to enter into this Agreement, Czech hereby represents, warrants and agrees as follows, with such representations, warranties and covenants to survive the termination of this Agreement and any transfer by Czech of his Stock except as set forth in Sections 5(d) and (e):

         (a) Czech shall use commercially reasonable efforts to acquire by assignment or, if an assignment is not possible due to applicable UMass policies, an exclusive license for the Corporation or CytRx to all of the existing inventions, technologies and other intellectual property in the Field that have been developed or identified through the date hereof by Czech and his laboratory;

         (b) That, to the best of his knowledge and without independent inquiry, apart from the inventions, technologies and other intellectual property referred to in (a) above, UMass holds no inventions, technologies or other intellectual property (including without limitation any technologies that it may have licensed to any third parties) that are necessary for the Corporation to carry out its scientific development plans in accordance with the budget and time frames contained in the Corporation's Business Plan delivered by Czech to CytRx in connection with the Purchase Agreement;

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

         (c) Czech shall use his commercially reasonable best efforts to secure from UMass exclusive licenses for the Corporation or its Affiliates to genomics and proteomics databases (inventions disclosures 01-31, 00-37, 02-38 and 03-134) and a receptor activated reporter system (invention disclosure 93-09) on terms no less favorable to the Corporation than those set forth in Exhibit B to this Agreement;

         (d) During the term of any SAB Agreement between Czech and either the Corporation or CytRx, Czech shall use his commercially reasonable best efforts to obtain from UMass on behalf of the Corporation a right of first refusal for the Corporation to license from UMass for the exclusive use by the Corporation in the Field any inventions, technologies or other intellectual property developed or acquired by UMass after the date of this Agreement of which Czech becomes aware;

         (e) During the term of any SAB Agreement between Czech and either the Corporation or CytRx, Czech shall assist CytRx in developing a proposed long-term strategic plan, business plan and annual budget for the Corporation;

         (f) Czech shall serve, without compensation, as the Chairman of the Corporation's SAB and shall serve, for the compensation described in Section 6(b) below, as a member of CytRx's SAB, subject to the standard-form Scientific Advisory Board Agreements of the Corporation and CytRx in substantially in the forms attached hereto as Exhibits A and B, respectively (the "SAB Agreements"); and

         (g) Except as set forth on Schedule A, Czech is not party to or bound by any agreement or obligation for personal services, and there exists no other impediment, contractual or otherwise, restricting him from entering into this Agreement, the Purchase Agreement or the SAB Agreements, or from performing any of his obligations hereunder and thereunder in accordance with the terms hereof and thereof.

SECTION 6. Certain Covenants of CytRx. As a material inducement to Czech to enter into this Agreement, CytRx hereby represents, warrants and agrees as follows with such representations, warranties and covenants to survive the termination of this Agreement and any transfer by Czech of his Stock:

         (a) CytRx shall cause the Corporation to engage Czech as Chair of the SAB pursuant to its standard-form Scientific Advisory Board Agreement;

         (b) Czech shall be entitled to receive from CytRx $5,000 per month for his service on the CytRx SAB, which will be increased to $7,500 per month upon the Corporation's signing of a strategic alliance that includes a research agreement satisfactory to CytRx between the Corporation and a major pharmaceutical company and funding for research and development positions within the Corporation, a licensing agreement for the Corporation's technology and other payments to the Corporation;


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

         (c) Czech shall not receive any compensation for serving as Chair or as a member of the Corporation's SAB in addition to the cash compensation described in (b) above, and other of the Corporation's SAB members shall be entitled to additional equity compensation based on performance, the achievement of milestones and other relevant criteria;

         (d) Czech shall have the right to approve the Board's appointments of the Chief Executive Officer, President and Vice President of Research of the Corporation, and to review press releases relating to announcement of this Agreement and developments in the Field prior to release, with such approval of appointments and press releases not to be unreasonably delayed or withheld (and the Corporation agrees that any press releases shall be approved in writing by CytRx prior to their release);

         (e) Czech shall be authorized by the Board to appoint to the Corporation's SAB up to three high-profile scientists (who shall not include Mark A. Tepper) who enjoy international renown (with additional Corporation SAB members to be approved by CytRx's Board of Directors), and, subject to approval by the Board, these scientists will be offered consulting contracts entitling them up to $7,500 per quarter plus options to purchase up to 20,000 shares of CytRx common stock at the then trading price;

         (f) If the Corporation's SAB members identify technologies that are attractive to the Corporation and are licensed to the Corporation, such members will be afforded the opportunity to obtain additional equity in CytRx;

         (g) Czech shall approve the recruitment of 12 scientists to the Corporation, including the President, Vice President of Research and the head of the Chemistry Section, which approvals shall not be unreasonably withheld or delayed;

         (h) The principal officers of the Corporation shall be established and maintained in close proximity of Czech's lab at UMass Medical School; and

         (i) Czech may serve on the Scientific Advisory Boards of other companies not in competition with the Corporation or CytRx.

SECTION 7. Czech Approval Rights. During the Restricted Period, the Corporation shall not, and CytRx shall not suffer or permit the Corporation to, directly or indirectly, without the affirmative vote or prior written approval of Czech, adopt or undertake any of the following actions:

         (a) sell, abandon, transfer, lease, license or otherwise dispose of all or substantially all of the Corporation's properties or assets, or all or substantially all of the capital stock of the Corporation, or merge or consolidate with or into, or permit any subsidiary of the Corporation to merge with or into, any other Person other than pursuant to a Qualified CytRx Transaction or a Qualified Non-Affiliated Transaction;

         (b) take any action to voluntarily liquidate, dissolve or wind up, or carry out any partial liquidation or dissolution or transaction in the nature of a partial liquidation or dissolution, of the Corporation other than pursuant to a Qualified CytRx Transaction;


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

         (c) repurchase, retire or redeem any shares of capital stock except pursuant to a Qualified CytRx Transaction or a Qualified Non-Affiliated Transaction; or

         (d) sell or issue any shares of capital stock of the Corporation, or any stock options, warrants or other rights or securities exercisable for, or convertible into, shares of capital stock of the Corporation, unless, as a condition to such sale or issuance, the recipient agrees that all such shares shall be subject to purchase by CytRx in a Qualified CytRx Transaction pursuant to the exercise of the Call Option or of the Put Option.

SECTION 8. Legend on Stock Certificates. Each certificate representing shares of Stock held by the Stockholders shall bear a legend containing the following words:

         "THE  SALE,  TRANSFER,   ASSIGNMENT,  PLEDGE,  OR  ENCUMBRANCE  OF  THE
         SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR THE RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER __, 2003, AMONG ARAIOS, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING SECURITIES OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ARAIOS, INC."

SECTION 9. Additional Shares of Stock. In the event additional shares of Stock are issued by the Corporation to a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

SECTION 10. Duration of Agreement.

         (a) The term of this Agreement shall expire, and except as otherwise expressly provided herein, all of the provisions of this Agreement shall terminate and, shall be of no further force or effect and shall not be binding upon any party hereto, upon the first to occur of (i) the Termination Date and
(ii) the approval of such termination by the Corporation and the Stockholders.

         (b) As to any particular Stockholder, except for the provision of Sections 5 and 6, which shall survive until the termination of this Agreement as provided in paragraph (a) above, this Agreement shall no longer be binding or of further force or effect as to such Stockholder as of the date such Stockholder has transferred all such Stockholder's interest in Stock in accordance with this Agreement.

SECTION 11. Noncircumvention. The parties hereto shall act in good faith and shall refrain from taking any actions, or failing to take actions, to circumvent or frustrate the provisions of this Agreement. Each of the parties further agrees to execute and deliver any such documents or instruments and to take any such actions as shall be reasonably necessary to carry out the terms of this Agreement.

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

SECTION 12. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

SECTION 13. Assignment, Successors and Assigns. Except as otherwise specifically provided in this Agreement, this Agreement may not be assigned by any party without the prior written consent of the other parties, which may be granted or withheld in their sole and absolute discretion. This Agreement shall bind and inure to the benefit of the parties and their respective permitted successors and assigns, legal representatives and heirs.

SECTION 14. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

                  (i) If to the Corporation, to:

                      Araios, Inc.
                      508 Dudley Road
                      Newton, MA  02459
                      Attention:        President
                      Telephone:        ______________
                      Telecopy:         ______________

                  (ii) If to CytRx, to:

                       CytRx Corporation
                       11726 San Vicente Boulevard, Suite 650
                       Los Angeles, California 90049
                       Attention:        Chief Executive Officer
                       Telephone:        (310) 826-5648
                       Telecopy:         (310) 826-6139

                       with a copy to:

                       Troy & Gould Professional Corporation
                       1801 Century Park East
                       Los Angeles, CA
                       Attention:        Sanford J. Hillsberg, Esq.
                       Telephone:        (310) 553-4441
                       Telecopy:         (310) 201-4746

(iii) If to Czech, to:

                          Dr. Michael P. Czech
                          75 Ruggles Road
                          Westborough,  MA 02093
                          Telephone: ___-___-____
                          Telecopy: ___-___-____

                          with a copy to:



         All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

SECTION 15. Modification. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the Corporation and the Stockholders.

SECTION 16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 17. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 18. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 20. Attorneys' Fees. In the event that any party hereto brings an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement or the transactions contemplated hereby, or in the event any party is in default of its obligations pursuant hereto, whether or not suit is filed or prosecuted to final judgment, the prevailing party in any such action or proceeding shall be entitled to reasonable attorneys' fees, in addition to any court costs incurred and in addition to any other damages or relief awarded.

SECTION 21. Dispute Resolution.

         (a) Either for any emergency or preliminary injunction or relief which may be sought and obtained from any court of competent jurisdiction, any controversy, claim or dispute arising out of or relating to the rights or duties of the parties under this Agreement or any resulting transaction, shall be determined by binding arbitration in accordance with this Section 20. Any controversy regarding whether a dispute is an arbitrable dispute shall be determined by the arbitrator. The arbitration shall be conducted by a retired superior court judge or appellate court justice on the panel of JAMS/ENDISPUTE in Los Angeles, California, or its successor, in accordance with the rules of JAMS/ENDISPUTE then prevailing for commercial disputes, as modified herein. If JAMS/ENDISPUTE is not able to conduct the arbitration, then unless the parties shall otherwise mutually agree, arbitration shall be conducted by a retired judge of the Superior Court of Los Angeles County, California, or a retired justice of the Court of Appeals of the State of California for the Second District, in accordance with the rules of the American Arbitration Association ("AAA"), as modified herein. In either case, there shall be only one arbitrator who shall be selected by mutual agreement of the parties, failing which the selection shall be made by the most senior retired judge or justice on the panel of JAMS/ENDISPUTE or its replacement. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment of finding of such arbitrator, to the jurisdiction of any court of the State of California located in Los Angeles County and waive any and all objections to jurisdiction that they may have under the laws of the State of California or the United States.

         (b) The rules to be followed in the arbitration shall be as follows:

                  (i) The petition for arbitration shall be submitted in the form of a complaint, prepared in conformance with the California Code of Civil Procedure, section 420 et seq., filed with the arbitrator, with copies personally served on all responding parties.

                  (ii) The respondent shall have 30 days to file a response in the form of any answer, prepared in compliance with California Code of Civil Procedure section 431.30.

                  (iii) Demurrers, motions to strike, and other pretrial motions permitted under the California Code of Civil Procedure shall be permitted in the arbitration proceeding.

                  (iv) The matters at issue shall be set for hearing by the arbitrator.

                  (v) Within 20 days after the filing of the answer, the arbitrator shall schedule, upon mutual agreement of the parties, a pre-hearing conference, discovery and hearing dates. If the parties are unable so to agree, the arbitrator shall set the appropriate dates. The parties shall be allowed to conduct discovery under the provisions of the California Code of Civil Procedure sections 1282.6, 1283 and 1283.05, except subsection (e)of 1283.05. Any disputes concerning discovery shall be submitted to the arbitrator. At the arbitration hearing, order of proof shall be governed by the California Code of Civil Procedure unless the parties mutually agree otherwise. Admissibility of evidence shall be governed by the California Evidence Code.

         (c) The arbitrator shall comply with, and the decision of the arbitrator shall be rendered in accordance with, the laws of the State of California. The parties agree to be bound by the decision of the arbitrator, which shall be final, shall not be appealable, and which shall not permit trial de novo on the same issues. The arbitrator's decision shall be rendered within 30 days following submission of the matters at issue, but the failure to comply with this provision shall in no way invalidate any decision or award as may be rendered more than 30 days after submission. The fees and costs of the arbitrator shall be shared equally by the Members. The arbitrator shall award legal fees, disbursements and other expenses to the prevailing party in accordance with the terms of this Agreement. The judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                ARAIOS, INC.


                                                By:  /s/ Mark A. Tepper
                                                    ----------------------------
                                                     Mark A. Tepper, Ph.D.
                                                     President


                                                CYTRX CORPORATION


                                                By:  /s/ Steven A. Kriegsman
                                                    ----------------------------
                                                     Steven A. Kriegsman
                                                     Chief Executive Officer


                                                     /s/ Michael P. Czech
                                                    ----------------------------
                                                     DR. MICHAEL P. CZECH

                                   SCHEDULE 1

                                          # of Shares of         # of Shares of
                                           Common Stock         Preferred Stock
                                          ---------------      -----------------

Dr. Michael P. Czech......................       100                    --

CytRx Corporation.........................        --                 2,000

                                 SPOUSAL CONSENT

         I, _______________, the spouse of Dr. Michael P. Czech, one of the Stockholders named in the foregoing Stockholders Agreement, dated as of September 17, 2003 (the "Agreement"), acknowledge that I have reviewed and understand the Agreement and hereby agree to be bound by each and every term and condition of the Agreement. I agree to sell any shares of capital stock that I may have in the Corporation or any interest therein, including, but not limited to, my community property interest in any of the shares of capital stock on the terms and conditions stated in the Agreement and any of the other Transaction Documents. By my signature below, I hereby acknowledge that I have been advised to, and have had the opportunity to, seek independent legal counsel with respect to these matters.

         I ACKNOWLEDGE THAT I HAVE BEEN ADVISED TO HAVE THE AGREEMENT REVIEWED BY INDEPENDENT LEGAL COUNSEL AND TO CONSULT WITH SUCH COUNSEL REGARDING THE PROVISIONS AND RESTRICTIONS OF THE AGREEMENT AND ITS IMPACT ON ME. I ACKNOWLEDGE THAT I HAVE HAD FULL AND ADEQUATE OPPORTUNITY TO HAVE THE AGREEMENT REVIEWED BY INDEPENDENT LEGAL COUNSEL AND TO DISCUSS THIS AGREEMENT WITH SUCH COUNSEL.

         Dated this _____ day of September, 2003.


                                                    ----------------------------
                                                              Signature


                                                    ----------------------------
                                                              Print Name

                                   SCHEDULE A

         The Scientific Advisory Board Consulting Agreement and related agreements by and between Dr. Michael P. Czech and Metabolix, Inc., a Delaware corporation, located in Hayward, CA, a copy of which has been provided to the Company and Araios.

         The conflict of interest and intellectual property transfer policies of the University of Massachusetts ("UMass"), as outlined in that certain letter dated July 28, 2003 from Thomas J. Chmura of UMass to Dr. Czech, a copy of which has been provided to the Company and Araios, and the "University of Massachusetts Uniform Consulting Agreement Provisions" referenced therein and set forth below:

                           UNIVERSITY OF MASSACHUSETTS
                     UNIFORM CONSULTING AGREEMENT PROVISIONS

         All faculty at the University of Massachusetts (the "University") are subject to the University Policy on Faculty Consulting and Outside Activities (the "Policy"). The Policy recommends that faculty at the University attach these Uniform Consulting Agreement Provisions ("Uniform Provisions") to any agreement or arrangement ("Consulting Agreement") under which a faculty member will provide consulting services to, or will engage in other non-academic activities in his or her area of expertise on behalf of any for-profit organization (a "Company"). These Uniform Provisions are intended to clarify, among other things, the respective legal rights of the University and the Company in any intellectual property and other work product that may be developed or discovered by the faculty member in the course of performing services for the Company. If any term of the Uniform Provisions is inconsistent with a term of the Consulting Agreement to which the Uniform Provisions are attached, the terms of the Uniform Provisions govern.

         University faculty are permitted to devote the equivalent of one day within the academic week to the performance of outside activities, including consulting with Companies. These activities must he reported to the Department Chair of the faculty member in order to ensure compliance with this time restriction and the ability of the faculty member to meet his or her responsibilities to the University. In certain instances, these activities must also be reviewed by the University's Conflicts Committee. The Conflicts Committee may impose restrictions on the consulting relationship.

         University faculty are ordinarily prohibited from using University-administered funds, facilities, and equipment in the performance of services for a Company pursuant to a Consulting Agreement. In addition, faculty must obtain special approval to involve University students in consulting or other services for Companies. Companies may obtain access to University facilities, equipment, and personnel under a sponsored research agreement with the University.

         University faculty may not use the name of the University in relation to any outside activities, including consulting work, except to describe their credentials.

         University faculty are permitted to assign to a Company their rights in any invention, discovery, or development (collectively, "Intellectual Property") that arises while performing services under a Consulting Agreement, provided that the faculty member did not use University-administered funds, facilities, or equipment (collectively, "University Resources") in the course of developing that Intellectual Property. if a faculty member made significant use of University Resources, the faculty member is contractually obligated to assign to the University all of his or her rights in that Intellectual Property.

         The University presumes that a faculty member did make significant use of University Resources in the development of Intellectual Property that is the same as, directly related to, or substantially similar to a research project in which that faculty member is engaged at the University. In order to avoid any confusion regarding ownership of Intellectual Property, the University has determined and Company agrees that the field of services to be provided under this Consulting Agreement is directly related to or substantially similar to the research projects undertaken by the faculty member at the University. Therefore, any Intellectual Property developed by the faculty member during the term of this Consulting Agreement is owned by the University, and the Company may enter into negotiations to obtain license rights to the Intellectual Property.

         No Consulting Agreement may limit the ability of a University faculty member to use or publish information that (a) was developed, discovered, or acquired by the faculty member in the course of research performed at the University or otherwise outside the scope of the consulting services, (b) was in the public domain before the consulting services were performed (C) entered the public domain by means other than an unauthorized disclosure resulting from an act or omission by the faculty member, (d) was known to the faculty member or the University before the consulting services were performed, or (e) is required to be disclosed in order to comply with applicable law, regulations, or a court order.

         A Company may require a faculty member to leave with the Company any notes, data, and records developed in the performance of consulting services, provided that the faculty member may retain one copy of those documents for archival purposes.

         Companies should be aware that, in addition to the Policy, University faculty are subject to the University Intellectual Property Policy and the University Policy on Conflicts of Interest Relating to Intellectual Property and Commercial Ventures. The University will make the three policies available upon request.

         These Uniform Provisions remain in effect during the entire term of the Consulting Agreement to which they are attached.


AGREED AND ACCEPTED:

Faculty Member                                    Company


By:
   -------------------------------        --------------------------------------
    Printed Name                          Print Legal Name of Company

Date:                                     By:
   -------------------------------            ----------------------------------
                                              Printed Name:
                                                           ---------------------

                                          Title:
                                                --------------------------------

                                          Date:
                                               ---------------------------------

University of Massachusetts


By:
   -------------------------------
    Printed Name

Title:
      ----------------------------

Date:
     -----------------------------


                                       3